Exhibit 99.1

CarGurus Appoints Sam Zales as President and COO, and Kyle Lomeli as CTO

CAMBRIDGE, Mass., February 13, 2019 — CarGurus, Inc. (Nasdaq: CARG), a leading global automotive marketplace, today announced the promotion of Sam Zales to President and Chief Operating Officer, reporting to Chief Executive Officer Langley Steinert. Zales, who joined CarGurus in 2014, has served as Chief Operating Officer since 2017. In his expanded role as President and COO, Zales will have oversight of Sales, International, Marketing and Legal functions.

The company also announced that Kyle Lomeli has been promoted to Chief Technology Officer, replacing Oliver Chrzan. Kyle Lomeli joined CarGurus in 2008 as one of the company’s early senior engineers and helped to build much of the core technology at CarGurus as well as the company’s world-class Engineering team. Lomeli will report to CEO Langley Steinert. Chrzan has decided to leave CarGurus after eleven years to pursue personal interests outside the company.

“I am delighted to announce Sam’s promotion to President and Chief Operating Officer. Sam is an extraordinary leader with a strong track record of results at CarGurus, and he’s been an invaluable partner to me in shaping our global operations,” said Langley Steinert, Founder, CEO and Chairman of CarGurus. “The CarGurus Board of Directors and I are confident Sam’s expanded leadership will enable us to continue to grow our global business.”

“I am also thrilled to announce Kyle Lomeli’s promotion to Chief Technology Officer. Kyle has been a critical force on our Engineering team since our early days, helping to build CarGurus’ core technology and develop our world-class Engineering team,” added Steinert. “The technology behind CarGurus is what sets us apart in our space, and with Kyle’s engineering leadership, we will continue to deliver innovative new software solutions for consumers and dealers around the world.”

“I also want to recognize the enormous contributions of our outgoing CTO, Oliver Chrzan, and thank him for his strategic partnership over these past eleven years.” said Steinert. “Oliver was an integral part of the foundation and vision of this company, and I am deeply grateful to have had the opportunity to work with him. All of us at CarGurus wish him well in his new adventures.”

About Sam Zales

Sam Zales joined CarGurus in 2014 to lead Sales and International Operations. He has served as Chief Operating Officer since 2017, and most recently was appointed President and COO. Prior to CarGurus, Zales was Chief Executive Officer of ClickSquared, Inc. He also held executive leadership roles at Zoom Information, Inc. and BuyerZone.com LLC. Zales holds an MBA with distinction from the Kellogg Graduate School of Management at Northwestern University and a BA with honors from Dartmouth College.

About Kyle Lomeli

Kyle Lomeli joined CarGurus in 2008 as one of the company’s early senior Engineers and helped to build most of CarGurus’ core technology, including by leading development of dealer software products. Prior to his promotion to CTO, Lomeli served as Senior Vice President, Engineering at CarGurus, leading the day to day operations of the Engineering team. Before joining CarGurus, Lomeli was a Lead Security Developer at Intralinks, Inc. He holds a BS in Computer Science from Oberlin College, and a MS in Computer Science with Security from Boston University.

About CarGurus

Founded in 2006, CarGurus, Inc. (Nasdaq: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the largest automotive shopping site in the U.S. by unique monthly visitors (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Audience, Q3 2018, U.S. (Competitive set includes: CarGurus.com, Autotrader.com, Cars.com, TrueCar.com)). In addition to the United States, CarGurus operates online marketplaces in Canada, the United Kingdom, Germany, Italy and Spain.

CarGurus® is a registered trademark of CarGurus, Inc.

Contacts:

Media Relations

Brian Kramer

pr@cargurgus.com

Investor Relations

Rodney Nelson

ir@cargurus.com

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding the expected contributions of Messrs. Zales and Lomeli, the value proposition of our product offerings and platform, and our market awareness, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to realize benefits from our acquisition of the UK website PistonHeads and successfully implement the integration strategies in connection therewith, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q, filed on November 7, 2018 with the Securities and Exchange Commission (SEC), and subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.